Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE
Investor relations contact:
Sam Ramraj, (626) 302-2540
Media relations contact:
Charles Coleman, (626) 302-7982

Edison International Reports Third Quarter 2018 Results

ROSEMEAD, Calif., October 30, 2018 - Edison International (NYSE: EIX) today reported third quarter 2018 net income of $513 million, or $1.57 per share, compared to net income of $470 million, or $1.44 per share, in the third quarter 2017. As adjusted, third quarter 2018 core earnings were $510 million, or $1.56 per share. There were no non-core items in the third quarter 2017.
Southern California Edison (SCE) is awaiting a proposed decision from the California Public Utilities Commission (CPUC) on its 2018 General Rate Case (GRC). Consequently, during the third quarter of 2018, SCE recognized revenue from CPUC activities largely based on 2017 authorized base revenue requirements included in customer rates with reserves taken for known items, including the July 2017 cost of capital decision and the Tax Cuts and Jobs Act (Tax Reform). The revenue requirement ultimately adopted by the CPUC will be retroactive to January 1, 2018.

SCE's third quarter 2018 earnings increased by $71 million, or $0.21 per share, from the third quarter 2017, consisting of $64 million, or $0.19 per share, of higher core earnings and $7 million, or $0.02 per share, of higher non-core earnings. The increase in core earnings resulted from lower operation and maintenance expenses due to regulatory deferrals for line clearing and wildfire insurance costs, the favorable impact of Tax Reform on incremental pre-tax earnings and higher revenue due to a reimbursement for spent nuclear fuel storage costs recorded in 2018. The higher non-core earnings for the third quarter 2018 related to the CPUC-mandated elimination of an obligation for SCE to fund a program intended to develop technologies and methodologies to reduce greenhouse gas (GHG) emissions. There were no SCE non-core items in the third quarter 2017 results.

Edison International Parent and Other’s third quarter 2018 losses from continuing operations increased by $28 million, or $0.08 per share, compared to third quarter 2017, consisting of $24 million, or $0.07 per share, of higher core losses and $4 million, or $0.01 per share, of higher non-core losses. The increase in core losses was due to the impact of Tax Reform in 2018 and the absence of tax benefits recorded in 2017. The higher non-core losses for the third quarter 2018 were due to a tax adjustment related to the sale of SoCore Energy. There were no Edison International Parent and Other non-core items in the third quarter 2017 results.

“During the quarter, we proposed additional capital investments with the Charge Ready application that support California’s climate change policies,” said Pedro Pizarro, president and chief executive officer of Edison International. “We will continue to work with the State’s leaders toward a comprehensive wildfire solution that is essential to protecting customers and communities in the future. In our ongoing efforts to incorporate leading mitigation measures, we have also proposed a grid safety and resiliency program that will further harden our infrastructure and enhance operational practices and situational awareness.”

Edison International Reports Third Quarter 2018 Financial Results

Pizarro added, “Turning to the 2017 Wildfires, we continue to support the communities affected by these events by setting up a dedicated webpage for impacted customers and providing specially trained resources in our contact center. Additionally, our efforts to mitigate future wildfires are critical to the customers we serve. We are committed to helping our customers and communities recover and rebuild from these events, and communicating directly with them is another key element of our support. We have echoed some of the information provided in our SEC disclosures in a separate press release to facilitate this communication with our communities and other stakeholders.”

Year-to-Date Earnings

For the nine months ended September 30, 2018, Edison International reported net income of $1.0 billion, or $3.09 per share, compared to $1.1 billion, or $3.41 per share, during the same period in 2017. As adjusted, Edison International’s core earnings were $1.0 billion, or $3.21 per share, compared to $1.1 billion, or $3.41 per share, in the year-to-date period in 2017.

SCE is awaiting a proposed decision from the CPUC on its 2018 GRC. Consequently, during the first nine months of 2018, SCE recognized revenue from CPUC activities largely based on 2017 authorized base revenue requirements included in customer rates with reserves taken for known items, including the July 2017 cost of capital decision and Tax Reform. SCE's year-to-date 2018 earnings decreased by $2 million, or $0.01 per share, from the same period prior year, consisting of $9 million, or $0.03 per share, of lower core earnings and $7 million, or $0.02 per share, of higher non-core earnings. The decrease in core earnings resulted from higher operation and maintenance expenses related to wildfire insurance and higher net financing costs, partially offset by higher revenue. Revenue increased in 2018 due to a reimbursement for spent nuclear fuel storage costs recorded in 2018, a refund to customers for prior overcollections recorded in 2017 and higher income tax benefits. The increase in non-core earnings for year-to-date 2018 related to the CPUC-mandated elimination of an obligation for SCE to fund a program intended to develop technologies and methodologies to reduce GHG emissions. There were no SCE non-core items in the year-to-date 2017 results.

Edison International Parent and Other’s year-to-date 2018 losses from continuing operations increased by $101 million, or $0.31 per share, compared to the same period in 2017, consisting of $54 million, or $0.17 per share, of higher core losses and $47 million, or $0.14 per share, of higher non-core losses. The increase in core losses was due to the impact of Tax Reform in 2018 and the absence of tax benefits recorded in 2017, partially offset by lower corporate expenses in 2018 and a goodwill impairment recorded during 2017. The increase in non-core losses primarily consisted of the impact of the sale of SoCore Energy.
Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

About Edison International
Edison International (NYSE:EIX), through its subsidiaries, is a generator and distributor of electric power, as well as a provider of energy services and technologies, including renewable energy. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities. Edison International is also the parent company of Edison Energy, a portfolio of competitive businesses that provide commercial and industrial customers with energy management and procurement services. Edison Energy is independent from Southern California Edison.

Edison International Reports Third Quarter 2018 Financial Results

Appendix

Use of Non-GAAP Financial Measures
Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.
Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.
Safe Harbor Statement
Statements contained in this release about future performance, including, without limitation, operating results, rate base growth, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results include, but are not limited to the:

•
ability of SCE to recover its costs through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities and capital spending incurred prior to explicit regulatory approval;

•
ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related and mudslide-related exposure, and to recover the costs of such insurance or, in the absence of insurance, the ability to recover uninsured losses;

•
decisions and other actions by the CPUC, the FERC, the NRC and other regulatory authorities, including determinations of authorized rates of return or return on equity, the 2018 GRC, the recoverability of wildfire-related and mudslide-related costs, and delays in regulatory actions;

•	ability of Edison International or SCE to borrow funds and access the bank and capital markets on reasonable terms;

•	actions by credit rating agencies to downgrade our credit ratings or those of our subsidiaries or to place those ratings on negative watch or outlook;

•
risks associated with the decommissioning of San Onofre, including those related to public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns;

•
extreme weather-related incidents and other natural disasters (including earthquakes and events caused, or exacerbated, by climate change, such as wildfires), which could cause, among other things, public safety issues, property damage and operational issues;

•
risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as CCAs and Electric Service Providers;

•
risks inherent in SCE's transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting,

Edison International Reports Third Quarter 2018 Financial Results

power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the CAISO's transmission plans, and governmental approvals; and

•
risks associated with the operation of transmission and distribution assets and power generating facilities, including public and employee safety issues, the risk of utility assets causing wildfires, failure, availability, efficiency and output of equipment and facilities, and availability and cost of spare parts.

Other important factors are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K, and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this news release. Edison International and SCE provide direct links to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings at www.edisoninvestor.com (SCE Regulatory Highlights) so that such filings, rulings and notices are available to all investors. Edison International and SCE post or provide direct links to certain documents and information related to Southern California wildfires which may be of interest to investors at www.edisoninvestor.com (Southern California Wildfires) in order to publicly disseminate such information. Edison International and SCE also routinely post or provide direct links to presentations, documents and other information that may be of interest to investors at www.edisoninvestor.com (Events and Presentations) in order to publicly disseminate such information.
These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.
Reminder: Edison International Will Hold a Conference Call Today
When:    Tuesday, October 30, 2018, 1:30 p.m. (Pacific Time)
Telephone Numbers:    1-888-673-9780 (US) and 1-312-470-0178 (Int'l) - Passcode: Edison
Telephone Replay:    1-800-944-1822 (US) and 1-203-369-3872 (Int’l) - Passcode: 9856
Telephone replay available through November 15, 2018
Webcast:     www.edisoninvestor.com

Edison International Reports Third Quarter 2018 Financial Results

Third Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended September 30,			Nine months ended September 30,
	2018	2017	Change	2018	2017	Change
Earnings (loss) per share attributable to Edison International
Continuing operations
SCE	$1.64	$1.43	$0.21	$3.43	$3.44	$(0.01)
Edison International Parent and Other	(0.07)	0.01	(0.08)	(0.34)	(0.03)	(0.31)
Edison International	1.57	1.44	0.13	3.09	3.41	(0.32)
Less: Non-core items
SCE	0.02	—	0.02	0.02	—	0.02
Edison International Parent and Other	(0.01)	—	(0.01)	(0.14)	—	(0.14)
Total non-core items	0.01	—	0.01	(0.12)	—	(0.12)
Core earnings (losses)
SCE	1.62	1.43	0.19	3.41	3.44	(0.03)
Edison International Parent and Other	(0.06)	0.01	(0.07)	(0.20)	(0.03)	(0.17)
Edison International	$1.56	$1.44	$0.12	$3.21	$3.41	$(0.20)
Note: Diluted earnings were $1.57 and $1.43 per share for the three months ended September 30, 2018 and 2017, respectively and $3.08 and $3.38 per share for the nine months ended September 30, 2018 and 2017, respectively.

Third Quarter Reconciliation of Basic Earnings to Core Earnings (in millions)

	Three months ended September 30,			Nine months ended September 30,
(in millions)	2018	2017	Change	2018	2017	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$536	$465	$71	$1,119	$1,121	$(2)
Edison International Parent and Other	(23)	5	(28)	(112)	(11)	(101)
Edison International	513	470	43	1,007	1,110	(103)
Less: Non-core items
SCE	7	—	7	7	—	7
Edison International Parent and Other	(4)	—	(4)	(46)	1	(47)
Total non-core items[1]	3	—	3	(39)	1	(40)
Core earnings (losses)
SCE	529	465	64	1,112	1,121	(9)
Edison International Parent and Other	(19)	5	(24)	(66)	(12)	(54)
Edison International	$510	$470	$40	$1,046	$1,109	$(63)

1 Non-core income of $3 million ($11 million pre-tax) and non-core losses of $39 million ($46 million pre-tax) for the three and nine months ended September 30, 2018, respectively. Non-core income for the three months ended September 30, 2018 related to the CPUC-mandated elimination of an obligation for SCE to fund a research, development and demonstration program intended to develop technologies and methodologies to reduce greenhouse gas emissions, partially offset by a tax adjustment related to the sale of SoCore Energy. Non-core losses for the nine months ended September 30, 2018 primarily consisted of the impact of the sale of SoCore Energy in April 2018.

Edison International Reports Third Quarter 2018 Financial Results

Consolidated Statements of Income			Edison International

	Three months ended September 30,		Nine months ended September 30,
(in millions, except per-share amounts, unaudited)	2018	2017	2018	2017
Total operating revenue	$4,269	$3,672	$9,648	$9,100
Purchased power and fuel	2,306	1,783	4,344	3,742
Operation and maintenance	674	721	2,068	2,031
Depreciation and amortization	466	524	1,391	1,535
Property and other taxes	97	98	301	284
Impairment and other	(11)	—	60	22
Other operating income	(2)	(7)	(5)	(8)
Total operating expenses	3,530	3,119	8,159	7,606
Operating income	739	553	1,489	1,494
Interest expense	(188)	(162)	(538)	(473)
Other income and expense	76	41	176	98
Income from continuing operations before income taxes	627	432	1,127	1,119
Income tax expense (benefit)	83	(69)	43	(83)
Income from continuing operations	544	501	1,084	1,202
Net income	544	501	1,084	1,202
Preferred and preference stock dividend requirements of SCE	31	32	91	94
Other noncontrolling interests	—	(1)	(14)	(2)
Net income attributable to Edison International common shareholders	513	470	1,007	1,110
Amounts attributable to Edison International common shareholders:
Income from continuing operations, net of tax	$513	$470	$1,007	$1,110
Net income attributable to Edison International common shareholders	$513	$470	$1,007	$1,110
Basic earnings per share:
Weighted-average shares of common stock outstanding	326	326	326	326
Basic earnings per common share attributable to Edison International common shareholders	$1.57	$1.44	$3.09	$3.41
Diluted earnings per share:
Weighted-average shares of common stock outstanding, including effect of dilutive securities	327	328	327	329
Diluted earnings per common share attributable to Edison International common shareholders	$1.57	$1.43	$3.08	$3.38
Dividends declared per common share	$0.6050	$0.5425	$1.8150	$1.6275

Edison International Reports Third Quarter 2018 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, unaudited)	September 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$71	$1,091
Receivables, less allowances of $56 and $54 for uncollectible accounts at respective dates	1,044	717
Accrued unbilled revenue	505	212
Inventory	261	242
Income tax receivables	167	224
Prepaid expenses	188	233
Derivative assets	77	105
Regulatory assets	913	703
Other current assets	157	202
Total current assets	3,383	3,729
Nuclear decommissioning trusts	4,330	4,440
Other investments	59	73
Total investments	4,389	4,513
Utility property, plant and equipment, less accumulated depreciation and amortization of $9,533 and $9,355 at respective dates	40,333	38,708
Nonutility property, plant and equipment, less accumulated depreciation of $80 and $114 at respective dates	79	342
Total property, plant and equipment	40,412	39,050
Regulatory assets	5,046	4,914
Other long-term assets	333	374
Total long-term assets	5,379	5,288

Total assets	$53,563	$52,580

Edison International Reports Third Quarter 2018 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	September 30, 2018	December 31, 2017
LIABILITIES AND EQUITY
Short-term debt	$103	$2,393
Current portion of long-term debt	79	481
Accounts payable	1,288	1,503
Accrued taxes	102	23
Customer deposits	297	281
Regulatory liabilities	1,599	1,121
Other current liabilities	1,251	1,266
Total current liabilities	4,719	7,068
Long-term debt	14,629	11,642
Deferred income taxes and credits	5,043	4,567
Pensions and benefits	897	943
Asset retirement obligations	2,890	2,908
Regulatory liabilities	8,463	8,614
Other deferred credits and other long-term liabilities	2,633	2,953
Total deferred credits and other liabilities	19,926	19,985
Total liabilities	39,274	38,695
Commitments and contingencies
Redeemable noncontrolling interest	—	19
Common stock, no par value (800,000,000 shares authorized; 325,811,206 shares issued and outstanding at respective dates)	2,541	2,526
Accumulated other comprehensive loss	(42)	(43)
Retained earnings	9,597	9,188
Total Edison International's common shareholders' equity	12,096	11,671
Noncontrolling interests – preferred and preference stock of SCE	2,193	2,193
Other noncontrolling interests	—	2
Total Equity	14,289	13,866

Total liabilities and equity	$53,563	$52,580

Edison International Reports Third Quarter 2018 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Nine months ended September 30,
(in millions, unaudited)	2018	2017
Cash flows from operating activities:
Net income	$1,084	$1,202
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,639	1,591
Allowance for equity during construction	(76)	(65)
Impairment and other	60	22
Deferred income taxes and investment tax credits	133	77
Other	48	17
Nuclear decommissioning trusts	(86)	(117)
Changes in operating assets and liabilities:
Receivables	(325)	(387)
Inventory	(25)	10
Accounts payable	20	(11)
Tax receivables and payables	137	(128)
Other current assets and liabilities	(424)	(40)
Regulatory assets and liabilities, net	213	560
Other noncurrent assets and liabilities	(127)	(33)
Net cash provided by operating activities	2,271	2,698
Cash flows from financing activities:
Long-term debt issued or remarketed, net of (discount) premium and issuance costs of $(63) and $1 for respective periods	3,237	2,236
Long-term debt matured	(654)	(1,182)
Preference stock issued, net	—	463
Preference stock redeemed	—	(475)
Short-term debt financing, net	(2,228)	(401)
Payments for stock-based compensation	(37)	(365)
Receipts from stock option exercises	20	201
Dividends and distributions to noncontrolling interests	(96)	(100)
Dividends paid	(591)	(530)
Other	38	(23)
Net cash used in financing activities	(311)	(176)
Cash flows from investing activities:
Capital expenditures	(3,241)	(2,674)
Proceeds from sale of nuclear decommissioning trust investments	3,017	3,974
Purchases of nuclear decommissioning trust investments	(2,931)	(3,857)
Proceeds from sale of SoCore Energy, net of cash acquired by buyer	78	—
Other	64	54
Net cash used in investing activities	(3,013)	(2,503)
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,053)	19
Cash, cash equivalents and restricted cash at beginning of period	1,132	114
Cash, cash equivalents and restricted cash at end of period	$79	$133